UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2007

Host America Corporation
(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423
(State or other jurisdiction of incorporation)	Commission File Number	IRS Employer Identification Number

Two Broadway Hamden, Connecticut		06518
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 248-4100

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.  Other Events

Item 8.01 Other Events.

Host America Corporation (the “Company”) has applied for registration of EnerLume | EM™ as the name of its newly-designed fluorescent light controller. The EnerLume | EM™ is used with existing fluorescent lighting systems to save electrical energy in large buildings and multiple facility operations. The UL-listed EnerLume | EM™ has been field tested with results that report a reduction in electrical power consumption by as much as 15%. The EnerLume | EM™ product will be formally introduced to the trade industry at the Globalcon Energy, Power, & Facilities Management Strategies and Technologies Conference and Exposition in Atlantic City, New Jersey on April 4th through 5th, 2007.

The Company has also hired Mr. John Ekegren as Corporate Vice President - Sales & Marketing, with the responsibility for the introduction of the EnerLume | EM™ product and the overall market penetration of the Company’s energy management businesses. Mr. Ekegren joins the Company from Pyramid Technologies Industrial LLC, a product development and manufacturing company, where he served as President. Previously, he served for two years as President of Safety Tech Industries and for nine years as President of The Guest Company, a manufacturer of battery chargers and recreational marine accessories. Mr. Ekegren is a 1970 graduate of the United States Military Academy at West Point.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: February 6, 2007	By: /s/ David Murphy
David Murphy
Chief Financial Officer

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